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                                  EXHIBIT 21
                        SUBSIDIARIES OF THE REGISTRANT
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                                                              Percentage     Jurisdiction of
Patent                             Subsidiary                    Owned       Incorporation
--------------------  ------------------------------------  ---------------  ---------------

CBES Bancorp, Inc.    Community Bank of Excelsior Springs,       100            Federal
                      a Savings Bank

Community Bank of     CBES Service Corporation                   100            Missouri
Excelsior Springs,
a Savings Bank
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